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                             EXHIBIT -- Item 2(a)(2)

                            Form of Amendment to the
                 First Amended and Restated Declaration of Trust

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                                                         EXHIBIT -- Item 2(a)(2)

                             FORM OF AMENDMENT NO. 1
                        TO THE FIRST AMENDED AND RESTATED
                             DECLARATION OF TRUST OF
                          STREETTRACKS(R) SERIES TRUST

     The undersigned Assistant Secretary of streetTRACKS(R) Series Trust, a Massachusetts business trust (the "Trust"), does hereby certify that the Board of Trustees of the Trust, acting pursuant to Article IX, Section 9.3 of the Trust's First Amended and Restated Declaration of Trust dated September 6, 2000, unanimously approved the following resolutions at a meeting duly called and held on May 31, 2007, and that said resolutions continue in full force and effect as the date hereof:

     RESOLVED, that the Board of Trustees of streetTRACKS(R) Series Trust (the "Trust") hereby authorizes a change in the name of the Trust to SPDR(R) Series Trust; and further

     RESOLVED, that the officers of the Trust be, and each of them hereby is, authorized to take any and all actions that are necessary or appropriate to effectuate such name changes at such time as deemed appropriate by the officers of the Trust, including but not limited to, the filing of any documents with the Commonwealth of Massachusetts, SEC or any securities exchange where shares of the Trust are traded.

WITNESS my hand this 1st day of August, 2007.


                                        ----------------------------------------
                                        Ryan M. Louvar
                                        Assistant Secretary


Commonwealth of Massachusetts  )
                               )
Subscribed and sworn to
before me this
1st day of August, 2007.


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Timothy P. Walsh
Notary Public
My commission expires:
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